UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2020

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Consummation of Merger

On October 2, 2020 (the “Effective Time”), Cure Pharmaceutical Holding Corp., a Delaware corporation (the “Company”) completed its acquisition of The Sera Labs, Inc., a Delaware corporation (“Sera Labs”) pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 23, 2020 (the “Merger Agreement”), by and among the Company, Cure Labs, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Sera Labs and Nancy Duitch, in her capacity as the security holders representative (“Ms. Duitch”; collectively with the Company, Sera Labs and Merger Sub, the “Parties”), as previously announced on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 29, 2020. The Merger Agreement provides for the acquisition of Sera Labs by the Company through the merger of Merger Sub with and into Sera Labs, with Sera Labs surviving as a wholly owned subsidiary of the Company (the “Merger”).

At the Effective Time of the Merger, all issued and outstanding shares of the capital stock of Sera Labs were converted into the right to receive, subject to customary adjustments, an aggregate of approximately (i) $1.0 million in cash (the “Upfront Payment”) and (ii) up to 6,909,091 shares of the Company’s common stock. On October 1, 2020, the Parties entered into a Waiver of Closing Condition, pursuant to which the Company’s obligation to pay the Upfront Payment at the Effective Time was extended to October 13, 2020.

Pursuant to the Merger Agreement, Sera Labs security holders are also entitled to receive up to 5,988,024 shares of the Company’s common stock (the “Clawback Shares”) based on the achievement of certain sales milestones up to an aggregate maximum amount of $20 million as set forth in the Merger Agreement. Subsequent to the Effective Time and for a period of two years, the Company agreed to make available to Sera Labs $4.0 million for working capital, less the outstanding amount of the Secured Promissory Note previously issued by the Company to Sera Labs as previously disclosed by the Company on Form 8-K filed with the SEC on July 28, 2020.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Exhibit 2.1.

Lock-Up Agreement in Connection with the Merger

As a condition to closing the Merger, each recipient (each, a “Recipient”) of the Company’s common stock in connection with the Merger entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which each Recipient has agreed not to sale or transfer any shares of the Company’s common stock, (including the Clawback Shares), without the approval of the Company, prior to the termination of such transfer restrictions in accordance with the restriction termination schedule as described in the Lock-Up Agreement.

The description of the Lock-Up Agreement is not complete and is subject to and qualified in its entirety by reference to the form of Lock-Up Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Employment Agreement in Connection with the Merger

As a condition to closing the Merger, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Duitch as Chief Strategy Officer-Wellness of the Company, and as Chief Executive Officer of Sera Labs. Under the Employment Agreement, Ms. Duitch shall receive a base salary at a rate of $250,000 per annum. In addition, Ms. Duitch shall be eligible to participate in any and all employee and health benefit plans.

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The Employment Agreement contemplates an “at-will” relationship. In the event Ms. Duitch has good reason to resign (as defined in the Employment Agreement), or if Ms. Duitch is terminated without cause (as defined in the Employment Agreement), then Ms. Duitch will be entitled to severance compensation as follows: (i) payment of an amount equal to two (2) weeks’ salary for every month Ms. Duitch has been employed by Company for a maximum total severance compensation equal to twelve (12) months’ salary (at the highest rate of compensation Ms. Duitch received in the year immediately prior to termination), less applicable deductions, (ii) the Company shall pay one (1) month of Ms. Duitch’s COBRA premiums for every two (2) months that Ms. Duitch has been employed by Company for a maximum of six (6) months of COBRA premiums and (iii) Ms. Duitch shall be entitled to continue participating in certain employee welfare benefit plans.

In addition, the Employment Agreement contains customary restrictive covenants prohibiting the disclosure of certain confidential information and prohibitions against solicitation and competition.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the common stock consideration under the terms of the Merger Agreement set forth in Item 2.01 is incorporated herein by reference. In connection with the closing of the Merger, and if the Clawback Shares become payable, the Company will issue to the Sera Labs security holders the Clawback Shares, pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 2.01 under the heading “Employment Agreement in Connection with the Merger” is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 23, 2020, by and between CURE Pharmaceutical Holding Corp. (the “Company”), The Sera Labs, Inc. and the other parties thereto.*
10.1	Form of Lock-Up Agreement.
10.2	Employment Agreement, dated October 2, 2020, by and between the Company and Nancy Duitch.

*All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: October 5, 2020	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

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